FOR IMMEDIATE RELEASE

ELIZABETH ARDEN, INC. ANNOUNCES SECOND QUARTER RESULTS

-- Net Sales Increase of 9.0% --
-- EPS of $1.06; Exceeds Prior Guidance --
-- Raising Full Year EPS Guidance --

          New York, New York (February 3, 2005) - Elizabeth Arden, Inc. (NASDAQ: RDEN), a global prestige fragrance and beauty products company, today announced financial results for the three and six-month periods ended December 31, 2004.

SECOND QUARTER RESULTS

          In line with previously announced expectations, net sales advanced 9.0% to $323.0 million for the three months ended December 31, 2004 from $296.3 million in the second quarter of the prior fiscal year. The sales growth was led by the success of the Britney Spears' Curious fragrance, which was the number one fragrance for the holiday season in U.S. department stores as well as in the select international markets in which it was launched. The performance of the Elizabeth Arden Provocative Woman fragrance and strong results in various international markets also contributed to the increase. Excluding the impact of foreign currency translation, net sales increased 6.8%.

          Gross margin continued to increase and expanded 230 basis points to 43.8% from 41.5% in the comparable period last year. This improvement reflects a higher proportion of net sales of owned and licensed brands as well as operational savings, including the benefits of the Company's warehouse consolidation.

          Net income advanced 49.6% to $31.7 million from $21.2 million. Earnings per share were $1.06, as compared to $0.09 in the prior year, exceeding previous guidance of $1.00 to $1.04 per share. Excluding debt extinguishment and restructuring charges as well as the accelerated accretion on the converted preferred stock, earnings for the prior year period were $1.05 per share. The better than expected earnings were also achieved despite a nearly 50% increase in advertising and promotional expenditures.

          E. Scott Beattie, Chairman and Chief Executive Officer of Elizabeth Arden, Inc., commented, "Our business performed extremely well during the holiday season driven by the strength of our brands. By any measure, the Britney Spears' Curious fragrance was a stellar success in U.S. department stores, becoming the largest woman's fragrance launch ever at several retailers, as well as in all of the international markets in which it was launched. This performance gives us the confidence that we will experience similar success as we continue to roll-out Curious internationally. We intend to continue to aggressively support this brand to take advantage of the momentum. In addition, the Elizabeth Arden brand exhibited continued strength, led by the Elizabeth Arden Provocative Woman fragrance and our skin care franchises.

Our department store results in December exceeded the category in the U.S. and were category leaders in many of our international markets. Benefiting from a nearly two-fold increase in advertising spend, White Diamonds was the number one selling gift set in U.S. department stores for the sixth straight year and was the number one woman's fragrance brand in the mass channel, contributing to the overall growth of the prestige fragrance category at mass retailers this year. Lastly, the ability to not only grow our top line and increase market share but also continue to expand our gross margin allowed the Company to deliver bottom line results ahead of previously announced expectations."

SIX-MONTH RESULTS

          Net sales increased 8.0% to $535.1 million from $495.2 million for the six months ended December 27, 2003. Net income advanced to $36.5 million versus $22.5 million for the year-ago period and earnings per share were $1.23 as compared to $0.11. Excluding debt extinguishment and restructuring charges as well as the accelerated accretion on the converted preferred stock, earnings for the prior year period were $1.15 per share.

OUTLOOK

          The Company currently anticipates net sales for the third quarter ending March 31, 2005 to increase 8% to 10% over $182.2 million for the prior year period and earnings per diluted share to be in the range of $0.17 to $0.19. The guidance for the third quarter reflects the launch of Britney Spears' Curious into additional international and travel retail markets and increased investment to maintain the success of the brand. In terms of its annual guidance, the Company expects net sales of $900 million to $910 million and is raising its expectation for earnings per diluted share to $1.26 to $1.30, representing an increase of 25% to 29% over the prior fiscal year.

CONFERENCE CALL INFORMATION

          The Company will host a conference call today at 10:00 a.m. Eastern Standard Time. All interested parties can listen to a live web cast of the Company's conference call by logging on to the Company's web site at www.elizabetharden.com. An online archive of the broadcast will be available within one hour of the completion of the call and will be accessible on the Company's web site at www.elizabetharden.com until February 17, 2005.

Elizabeth Arden is a global prestige fragrance and beauty products company. The Company's portfolio of brands includes the fragrance brands Elizabeth Arden's Red Door, Red Door Revealed, Elizabeth Arden 5th Avenue, Elizabeth Arden green tea, ardenbeauty and Elizabeth Arden Provocative Woman, Elizabeth Taylor's White Diamonds, Passion and Forever Elizabeth, Britney Spears' Curious, White Shoulders, Geoffrey Beene's Grey Flannel, Halston, Halston Z-14, PS Fine Cologne for Men, Design and Wings; the Elizabeth Arden skin care lines, including Ceramide and Eight Hour Cream; and the Elizabeth Arden color cosmetics line.

Company Contact:	Marcey Becker, Senior Vice President, Finance
(203) 462-5809

Investor/Press Contact:	Cara O'Brien, Lila Sharifian/Melissa Merrill
Financial Dynamics
(212) 850-5000

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Elizabeth Arden, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans" and "projection") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations: our absence of contracts with customers or suppliers and our ability to maintain and develop relationships with customers and suppliers; international and domestic economic and business changes that could impact consumer confidence and operations; the impact of competitive products and pricing; risks of international operations, including foreign currency fluctuations, economic and political consequences of terrorist attacks, political instability in certain regions of the world, and diseases affecting customer purchasing patterns; our ability to successfully launch new products and implement our growth strategy; our ability to successfully and cost-effectively integrate acquired businesses or new brands; our substantial indebtedness, debt service obligations and restrictive covenants in our revolving credit facility and our indenture for our 7 3/4% senior subordinated notes; our customers' financial condition; our ability to access capital for acquisitions; changes in product mix to less profitable products; the retention and availability of key personnel; the assumptions underlying our critical accounting estimates; delays in shipments, inventory shortages and higher costs of production due to interruption of operations at key third party manufacturing or fulfillment facilities that manufacture or provide logistic services for the majority of our supply of certain products; changes in the retail, fragrance and cosmetic industries; our ability to protect our intellectual property rights; changes in the legal, regulatory and political environment that impact, or will impact, our business, including changes to customs or trade regulations or accounting standards; and other risks and uncertainties. We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

ELIZABETH ARDEN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS DATA
(Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended		Six Months Ended

	December 31,	December 27,	December 31,	December 27,
	2004	2003	2004	2003

Net Sales	$322,951	$296,256	$535,107	$495,241
Cost of Sales	181,348	173,309	303,993	294,045

Gross Profit	141,603	122,947	231,114	201,196
Gross Profit Percentage (a)	43.8%	41.5%	43.2%	40.6%

Selling, General and Administrative Expenses	83,944	69,010	154,902	129,830
Depreciation and Amortization	5,449	5,373	10,982	10,485

Total Operating Expenses	89,393	74,383	165,884	140,315

Interest Expense, Net	6,274	9,377	12,259	19,851
Debt Extinguishment Charges	--	9,446	--	9,446

Income Before Income Taxes	45,936	29,741	52,971	31,584
Provision for Income Taxes	14,210	8,536	16,462	9,064

Net Income	31,726	21,205	36,509	22,520
Accretion and Dividend on Preferred Stock	--	695	--	1,698
Accelerated Accretion on Converted Preferred Stock	--	18,584	--	18,584

Net Income Attributable to Common Shareholders	$31,726	$$1,926	$36,509	$2,238

As reported:
Basic Income Per Share	$1.15	$0.09	$1.33	$0.11
Diluted Income Per Share	$1.06	$0.09	$1.23	$0.11

Basic Shares	27,519	22,166	27,430	20,283
Diluted Shares	29,888	22,166	29,743	20,283

EBITDA (b)	$57,659	$44,491	$76,212	$61,920

Adjusted before giving effect to the accelerated accretion on the converted Preferred Stock and debt extinguishment and restructuring charges, net of taxes: (c)
Net Income	$31,726	$28,621	$36,509	$29,911

Basic Income Per Share	$1.15	$1.26	$1.33	$1.39
Diluted Income Per Share	$1.06	$1.05	$1.23	$1.15

Basic Shares	27,519	22,166	27,430	20,283
Diluted Shares	29,888	27,353	29,743	26,068

EBITDA (b)	$57,659	$55,637	$76,212	$73,066

(a)   Based on the percentage of net sales for the periods.

(b)   EBITDA is defined as net income plus the provision for income taxes (or net loss less the benefit from income taxes), plus interest expense, plus depreciation and amortization. EBITDA should not be considered as an alternative to operating income (loss) or net income (loss) (as determined in accordance with generally accepted accounting principles) as a measure of our operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles) as a measure of our ability to meet cash needs. We believe that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company's operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure (particularly when acquisitions are involved), depreciation and amortization, which can vary significantly depending upon accounting methods (particularly when acquisitions are involved) or non-operating factors (such as historical cost). Accordingly, as a result of our capital structure and the accounting method used for our acquisitions, we believe EBITDA is a relevant measure. This information has been disclosed here to permit a more complete comparative analysis of our operating performance relative to other companies and of our debt servicing ability. EBITDA may not, however, be comparable in all instances to other similar types of measures.

The following is a reconciliation of net income, as determined in accordance with generally accepted accounting principles, to EBITDA: (For a reconciliation of net income to EBITDA for prior fiscal year periods, see the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004 which can be found on the Company's website at www.elizabetharden.com). (In thousands)

	Three Months Ended		Six Months Ended

	December 31,	December 27,	December 31,	December 27,
	2004	2003	2004	2003

Net income	$31,726	$21,205	$36,509	$22,520
Plus:
Provision for income taxes	14,210	8,536	16,462	9,064
Interest expense	6,274	9,377	12,259	19,851
Depreciation and amortization	5,449	5,373	10,982	10,485

EBITDA	57,659	44,491	76,212	61,920
Debt extinguishment charges	--	9,446	--	9,446
Restructuring charges	--	1,700	--	1,700

EBITDA excluding debt extinguishment and restructuring charges	$57,659	$55,637	$76,212	$73,066

(c)   The following tables reconcile the calculation of net income per share on a basic and fully diluted basis from the amounts reported in accordance with generally accepted accounting principles ("GAAP") to such amounts before giving effect to the debt extinguishment charges, the restructuring charges related to consolidation of U.S. distribution facilities and the accelerated accretion on the converted Series D Convertible Preferred Stock ("Preferred Stock"). This disclosure is being provided because we believe it is meaningful to our investors and other interested parties to understand the Company's operating performance on a consistent basis without regard to debt extinguishment and restructuring charges and the anti-dilutive effects of the timing of the accretion charges on the Preferred Stock. The presentation of the non-GAAP information titled "Net income per share as adjusted, before giving effect to the converted Preferred Stock, and debt extinguishment and restructuring charges, net of taxes" or "Net income per diluted share as adjusted, before giving effect to the converted Preferred Stock, and debt extinguishment and restructuring charges, net of taxes" is not meant to be considered in isolation or as a substitute for net income or diluted income per share prepared in accordance with GAAP.

(In thousands, except per share data)	Three Months Ended		Six Months Ended

	December 31,	December 27,	December 31,	December 27,
	2004	2003	2004	2003

As reported:
Basic
Net income attributable to common shareholders as reported	$31,726	$1,926	$36,509	$2,238

Weighted average shares outstanding as reported	27,519	22,166	27,430	20,083

Net income per basic share as reported	$1.15	$0.09	$1.33	$0.11

Diluted
Net income attributable to common shareholders as reported	$31,726	$1,926	$36,509	$2,238
Accretion and dividend on the Preferred Stock not converted during the period	--	--	--	--

Net income as reported	$31,726	$1,926	$36,509	$2,238

Weighted average basic shares outstanding as reported	27,519	22,166	27,430	20,283
Potential common shares -- treasury method	2,369	--	2,314	--
Assumed conversion of the Preferred Stock	--	--	--	--
Dividend shares on the Preferred Stock	--	--	--	--

Weighted average shares and potential dilutive shares as Reported	29,888	22,166	29,743	23,200

Net income per diluted share as reported	$1.06	$0.09	$1.23	$0.11

Adjusted before giving effect to the converted Preferred Stock, and debt extinguishment and restructuring charges, net of taxes
Basic
Net income attributable to common shareholders as reported	$31,726	$1,926	$36,509	$2,238
Accelerated accretion on the converted Preferred Stock	--	18,584	--	18,584
Debt extinguishment charges, net of taxes	--	6,285	--	6,264
Restructuring charges, net of taxes	--	1,131	--	1,127

Net income attributable to common shareholders as adjusted, before giving effect to the converted Preferred Stock, and debt extinguishment and restructuring charges, net of taxes	$31,726	$27,926	$36,509	$28,213

Weighted average shares outstanding as reported	27,519	22,166	27,430	20,283

Net income per share as adjusted, before giving effect to the converted Preferred Stock, and debt extinguishment and restructuring charges, net of taxes	$1.15	$1.26	$1.33	$1.39

Diluted
Net income attributable to common shareholders as reported	$31,726	$1,926	$36,509	$2,238
Accretion and dividend on the Preferred Stock	--	695	--	1,698
Accelerated accretion on the Preferred Stock converted during the Period	--	18,584	--	18,584
Debt extinguishment charges, net of taxes	--	6,285	--	6,264
Restructuring charges, net of taxes	--	1,131	--	1,127

Net income as adjusted, before giving effect to the converted Preferred Stock, and debt extinguishment and restructuring charges, net of taxes	$31,726	$28,621	$36,509	$29,911

Weighted average shares and potential dilutive shares as adjusted	29,888	27,353	29,743	26,068

Net income per diluted share as adjusted, before giving effect to the converted Preferred Stock, and debt extinguishment and restructuring charges, net of taxes	$1.06	$1.05	$1.23	$1.15

ELIZABETH ARDEN, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Unaudited )
(In thousands)

	December 31, 2004	June 30, 2004	December 27, 2003

Cash	$34,311	$23,494	$23,258
Accounts Receivable, Net	197,974	102,306	135,078
Inventories	259,709	258,638	216,433
Property and Equipment, Net	39,388	37,198	36,539
Exclusive Brand Licenses, Trademarks and Intangibles, Net	188,059	191,842	195,403
Total Assets	755,544	663,686	646,540
Short-Term Debt	83,096	65,900	74,025
Current Liabilities	273,333	225,203	221,040
Long-Term Liabilities	236,892	236,423	219,423
Total Debt	316,898	304,466	289,330
Preferred Stock	--	--	10,614
Shareholders' Equity	245,319	202,060	195,462
Working Capital	237,976	191,872	180,057